                                                               EXHIBIT 10.10(ii)


        [INDICATED PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND FILED
       SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
                     A REQUEST FOR CONFIDENTIAL TREATMENT]


                                [BMW LETTERHEAD]


                         PURCHASING TERMS AND CONDITIONS

                   REVISED VERSION FOR NAVIGATION TECHNOLOGIES


         1. ACCEPTANCE OF ORDER BY SUPPLIER - Acceptance of this order by Supplier is expressly limited to the terms and conditions contained in this order. Any typewritten or handwritten portions of this order shall supersede and cancel any contrary or inconsistent printed portions of this order. ANY ADDITIONAL OR DIFFERENT TERMS IN SUPPLIER'S INVOICES, BILLING STATEMENTS, ACKNOWLEDGEMENT FORMS OR OTHER DOCUMENTS ARE DEEMED TO BE MATERIAL AND ARE OBJECTED TO WITHOUT FURTHER NOTICIFICATION BY BUYER, and shall be of no force or effect unless specifically agreed to in writing. Any of the following acts by Supplier shall constitute acceptance of this order and all of its terms and conditions:
              Signing and returning a copy of this order; delivery of any of the goods ordered; informing Buyer in any manner of commencement of performance; or returning Supplier's own form of acknowledgment. Except as otherwise agreed in writing, all tangible property (excluding the NavTech Database and related software) created or generated specifically for Buyer in the course of Supplier's performance under this order, including without limitation printed materials, artwork, designs, concepts, plates, audiovisual materials, negatives, drawings, mechanicals and photographs, are the property of Buyer and should be so marked. Supplier acknowledges that Buyer is to be considered the author of such works, and hereby irrevocably grants to Buyer, its successors and assigns all rights, title and interest in such works worldwide. Supplier and its licensers are, and shall remain, the owners of the NavTech Database and any software contained in the goods delivered by Supplier hereunder, including any and all intellectual property rights with respect thereto. Except as expressly set forth in the End-User License Agreements provided by Supplier with the goods delivered hereunder, nothing stated in these Terms and Conditions shall be deemed to grant, assign or otherwise transfer any rights, title or interest in the NavTech Database or related software to Buyer or any third party.

         2. PRICE AND DELIVERY - (A) Supplier shall furnish the items called for by this order in accordance with the prices and delivery schedule specified on the face of this order. If prices and/or delivery dates are not so stated, Supplier shall offer its lowest prices or best delivery dates then prevailing for the same goods containing the same database content, scope and coverage and, upon written acceptance by Buyer such prices and delivery dates shall be deemed to have the same force and effect as if initially specified on this order. All prices shall include all applicable taxes, except sales and use taxes which are separately shown where applicable. (B) Time is of the essence to the Buyer and the delivery schedule specified on this order must be strictly observed by Supplier both as to time and quantities. Buyer is not obligated to accept partial deliveries or excess deliveries. In addition to its right to terminate pursuant to Subparagraph (B) of Paragraph 11 (Termination), Buyer may require Supplier, at Supplier's sole cost and expense, to ship any of the items covered by this order by air or railway express or by such other means as may be designated by Buyer if Supplier fails to meet the specified delivery schedule. Acceptance by Buyer of all or part of the items shall not constitute a waiver by Buyer of its claims arising from delays in delivery.

         3. PACKING, MARKING AND RISK OR LOSS - All items shall be appropriately packaged, marked and otherwise prepared in a manner to obtain the lowest reasonable shipping rates unless contrary instructions are received in writing from Buyer. Buyer's count will be accepted as final on all shipments not accompanied by a packing slip. Supplier shall bear all risks of loss or damage to items covered by this order until delivery of items to the carrier, if transportation is F.O.B. Supplier, or until acceptance by Buyer, if transportation is F.O.B. Buyer. Supplier will hold in strict confidence during and after the term of this purchase order the following information, materials, and data that have been disclosed by Buyer to Supplier that are not publicly available at the time they are disclosed to the Supplier or are not later disclosed by the Buyer or an authorized third party: Any and all technical and commercial information, market plans, strategy, customer lists, marketing, surveys and pricing data relating in any way to the materials or services to be furnished by the Supplier. Supplier will not use any such confidential information for any purpose, nor disclose it to anyone other than Supplier personnel, without prior written approval from Buyer, except as is necessary to fulfill its obligations or perform services as provided in this purchase order. In addition to the foregoing, Supplier shall take such reasonable further steps as Buyer may direct to insure the protection of confidential information.

         4. INVOICING AND PAYMENT - Invoices, together with copies of packing slips, must be mailed promptly in accordance with the instructions on the face of this order. Invoices shall be accompanied by a bill of lading or express receipt when appropriate. Payment of invoice shall not constitute acceptance of the items ordered, and shall be subject to appropriate adjustment for failure of Supplier to meet the requirements of this order.

         5. MARKING OF GOODS - All items will be marked by Supplier in such manner as Buyer may specify. Any items, which for any reason, are not accepted by Buyer and which are marked with any trademark (including, without limitation any logo), both registered and common law, of Buyer or Beyerische Motoren Werke AG, will be destroyed by Supplier. In no event will Supplier deliver or sell any such items so marked to any third party.

         6. INSPECTION - All items shall be subject to Buyer's final inspection and testing on Buyer's premises. In the event Buyer wishes to inspect or test any items covered by this order on Supplier's premises, Buyer shall give Supplier reasonable notice and Supplier shall provide, without additional charge, reasonable facilities and assistance for such inspections and tests. If the parties mutually and reasonably determine that any items covered by this order are defective or otherwise not in conformity with the requirements of this order, Buyer, by written notice to Supplier, may (a) rescind this order as to such items, (b) accept such items at an agreed reduction in price, (c) retain and correct the defects or non-conforming aspects of such items or (d) reject such items and require the delivery of replacements. [redacted] Rejected items will be returned to Supplier at Supplier's request and risk of loss, [redacted]. Delivery of replacements shall be accompanied by written notice specifying that items are replacements. If Supplier fails to deliver required replacements in accordance with a reasonable delivery date specified by Buyer, Buyer may terminate this order. No inspection, tests, approval or acceptance of items ordered shall relieve Supplier from liability for (1) defects or other failure to meet the requirements of this order, (ii) latent defects, (iii) fraud, (iv) such gross mistakes as may amount to fraud, or (v) failure by Supplier to meet its warranty obligations hereunder. The rights granted to Buyer under this paragraph are in addition to any other rights or remedies provided elsewhere in this order or by law.

         7. CHANGES - Buyer may at any time, by written order, make changes in any of the following: (a) the drawings, designs and/or the specifications applicable to the items covered by this order, (b) the method of shipment and/or packing and (c) the place of delivery. Supplier shall be deemed to have accepted Buyer's proposed changes without additional costs to Buyer and without extension of Supplier's time for performance unless Supplier, within ten (10) days following receipt of Buyer's notice of change, notifies Buyer in writing of the need for any equitable adjustment in the price of the items and/or the time for performance.

         8.   WARRANTIES - [Redacted]

              [redacted]

         9. COPYRIGHTS - Supplier warrants that the NavTech Database does not infringe the copyrights of any third parties.

         10. INDEMNIFICATION - Supplier and Buyer shall indemnify and hold each other from and against all liabilities arising out of the indemnifying party's negligence or failure to perform or comply with any of the terms and conditions of this Agreement, including liability for personal injury or product liability. In the event a claim is instituted by a third party, the indemnifying party agrees to undertake, at its expense, the defense of both parties. Each party agrees to cooperate fully with the other in defending against such claims.

         11. TERMINATION - If Supplier or Buyer materially breaches any of the terms or conditions set forth herein and fails to cure such a breach within thirty (30) days after receiving written notification of such breach from the non-breaching party, the non-breaching party may immediately terminate this agreement upon further written notification to the breaching party and may protect its interest by any means available to it.

         12. FORCE MAJEURE - Neither Buyer or Supplier shall be liable for any failure to perform in accordance with the terms of this order due to act of war, sabotage, strikes, fires, freight embargoes, floods, explosions, epidemics or other causes or events beyond the control and without the fault or negligence of Buyer or Supplier. In the event Supplier is unable to perform due to any of the foregoing events, Buyer shall be entitled, in addition to its right to, terminate pursuant to paragraph 11 (Termination), to (a) obtain the items covered by this order from such other sources as Buyer may determine for the duration of Supplier's inability to perform and (b) reduce pro tanto, and without any obligation to Supplier, the quantity of the items specified by this order.

         13. LIABILITY RESTRICTION - NEITHER SUPPLIER NOR BUYER SHALL BE LIABLE OR OBLIGATED TO EACH OTHER UNDER ANY SECTION OF THESE TERMS AND CONDITIONS OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, LOST PROFITS, CONSEQUENTIAL OR PUNITIVE DAMAGES.

              THIS LIMITATION SHALL NOT IN ANY WAY LIMIT THE OBLIGATION OF EITHER SUPPLIER OR BUYER TO FULLY INDEMNIFY THE OTHER WITH RESPECT TO THIRD PARTY CLAIMS AS PROVIDED FOR IN PARAGRAPH 10.

              [redacted]

         14. RESTRICTIONS ON USE - The use of the copies of the NavTech Database delivered by Supplier hereunder shall be restricted to in-vehicle navigation systems manufactured by or for VDO Car Communication (formerly Philips Car Systems). All copies of the NavTech Database distributed by Buyer or its centers and sub-distributors shall include the End-User License Agreement provided by NavTech.

         15. MISCELLANEOUS - (A) No course of dealing of Buyer nor any delay or omission of Buyer to exercise any right or remedy granted under this order shall operate as a waiver of any right of Buyer, and every right and remedy of Buyer provided herein shall be cumulative and concurrent, unless otherwise expressly provided herein, and shall be in addition to every other right or remedy provided for herein or now or hereafter existing in law or in equity or by statute or otherwise. (B) If any provision of this order is found to be illegal or otherwise unenforceable by any court or other judicial

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


              or administrative body, such provision shall be limited to the extent necessary so that it will not render this order unlawful or otherwise unenforceable and the remaining provisions of this order shall remain in full force and effect. (c) This order shall be governed by the laws of the State of New Jersey. (d) This order contains the entire agreement of the parties. No claimed change, modification, rescission or waiver shall be binding on Buyer unless in writing and signed by a duly authorized representative of Buyer.

NAVTECH Technologies Corporation            BMW of North America, Inc.



By: /s/ Judson Green                        By: /s/ Hans Duenzl
    -------------------------                   -----------------------------
    Its Duly Authorized Agent                   Its Duly Authorized Agent

Name:   Judson Green                        Name:    Hans Duenzl

Title:  President & CEO                     Title:   Vice President
                                                     Aftersales & Engineering

Date:    8/1/00                             Date:    7/20/00




                                            By: /s/ Laszlo Levay
                                                -----------------------------

                                            Name:    Laszlo Levay

                                            Title:   Manager, Purchasing
                                                     Domestic and International

                                            Date:    7/20/2000

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